UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2016

PREMIER BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54563	27-2635666
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 31374

El Paso, Texas 79930

(Address of principal executive offices) (zip code)

(814) 786-8849

(Registrant's telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Securities Purchase Agreement

On February 26, 2016, we received a signed copy of the First Amendment to Securities Purchase Agreement with Redwood Management, LLC, or its assigns, to amend that certain Securities Purchase Agreement dated as of December 28, 2015. With respect to Section 2.1 of the Securities Purchase Agreement, and specifically the funding of the third Tranche, Redwood Management, LLC, or its assigns, waived the requirement that we satisfy all of the Equity Conditions and instead has agreed to fund the third Tranche as follows: $75,000 on February 22, 2016; $75,000 on February 29, 2016; and $100,000 on March 7, 2016.

Second Amendment to Securities Purchase Agreement

On March 7, 2016, we entered into the Second Amendment to Securities Purchase Agreement with Redwood Management, LLC, or its assigns, to amend that certain Securities Purchase Agreement dated as of December 28, 2015. With respect to Section 2.1 of the Securities Purchase Agreement, the total amount of funding to which Redwood is obligated was reduced to $525,000, funded as follows:

No.	Amount ($)	Timing
1.	$150,000	Funded 12/28/15
2.	$125,000	Funded 1/8/16
3.	$75,000	Funded 2/26/16
4.	$75,000	3/7/16
5.	$100,000	3/11/16

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

March 7, 2016 Convertible Promissory Note

On December 28, 2015, we entered into a Securities Purchase Agreement with Redwood Management, LLC, pursuant to which we agreed to sell, and Redwood Management, LLC, or its assigns, agreed to purchase, One Million Six Hundred Thousand Dollars ($1,600,000) in 10% Convertible Promissory Notes. On February 26, 2016, and again on March 7, 2016, the Securities Purchase Agreement was amended, and the total amount of funding to which Redwood is obligated was reduced to $525,000. The Notes have an original issue discount of five percent (5%). The fourth note was issued on March 7, 2016, in the face amount of Seventy Eight Thousand Seven Hundred Fifty Dollars ($78,750), to Redwood Management, LLC. The maturity date is December 7, 2016. This note is convertible after ninety (90) days into our common stock at a conversion price equal to 60% of the lowest traded price of the Common Stock in the fifteen (15) Trading Days prior to the Conversion Date. The shares of common stock issuable upon conversion of the notes will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The notes can be prepaid by us at any time upon ten (10) days written notice to Redwood for a cash amount equal to the sum of the then outstanding principal amount of the note and interest multiplied by 130%. Pursuant to a Registration Rights Agreement, we agreed to register the shares underlying conversion of the notes. The purchase and sale of the note closed on March 7, 2016, the date that the purchase price was delivered to us.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Securities Purchase Agreement dated February 22, 2016

10.2	Second Amendment to Securities Purchase Agreement dated March 7, 2016

10.3	Convertible Promissory Note dated March 7, 2016 with Redwood Management, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Biomedical, Inc.

Dated: March 11, 2016	By:	/s/ William Hartman
	Name:	William Hartman
	Its:	President and Chief Executive Officer

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